Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Amendment No. 5 to the Registration Statement of Bulk Storage Software, Inc. on Form S-1/A, of my report dated September 16, 2011 on the financial statements of Bulk Storage Software, Inc. as of September 30, 2011 and 2010 and for the period from October 15, 2007 (inception) through September 30, 2011.

/s/Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
September 6, 2012